EXHIBIT 99.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Advanced Materials Group, Inc. (the “Company”) for the fiscal year ended November 30, 2002 (the “Report”), the undersigned hereby certifies in his capacity as Chief Executive Officer of the Company, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 28, 2003	By:	/s/ STEVE F. SCOTT
Steve F. Scott, Chief Executive Officer

In connection with the annual report on Form 10-K of Advanced Materials Group, Inc. (the “Company”) for the fiscal year ended November 30, 2002 (the “Report”), the undersigned hereby certifies in her capacity as Chief Financial Officer of the Company, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 28, 2003	By:	/s/ GAYLE L. ARNOLD
Gayle L. Arnold, Chief Financial Officer